SIMON TRANSPORTATION SERVICES INC.
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                   (Unaudited)



                                                               For the Three Months Ended             For the Six Months Ended
                                                            ------------------------------------------------------------------------
Basic and Diluted:                                          March 31, 1998     March 31, 1997     March 31, 1998      March 31, 1997
                                                            --------------     --------------     --------------      --------------

Common shares outstanding beginning of period:                   6,285,784          4,744,918          6,283,674           4,742,668

Common share equivalents:

         Employee stock options outstanding
                  Basic                                                 --                 --                 --                  --
                  Diluted                                               --            112,365            152,139             112,365

         Employee stock options exercised
                  Basic                                                418                 65              1,627               1,391
                  Diluted                                              418                 65              1,627               1,391

         Shares issued in secondary offering
           February 13, 1997
                  Basic                                                 --            783 278                 --             387,335
                  Diluted                                               --            783,278                 --             387,335
                                                          --------------------------------------------------------- ----------------

         Number of common shares and common
               share equivalents outstanding
                  Basic                                          6,286,202          5,528,261          6,285,301           5,131,394
                                                          ===================  ==============   =================== ================
                  Diluted                                        6,286,202          5,640,626          6,437,440           5,243,759
                                                          ========================================================= ================

Net earnings (loss)                                          $  (1,577,101)    $    1,383,931     $      286,844      $    2,619,625

         Net earnings (loss) per common share
               and common share equivalent
                  Basic                                      $       (0.25)    $         0.25     $         0.05      $         0.51
                                                          ========================================================= ================
                  Diluted                                    $       (0.25)    $         0.25     $         0.04      $         0.50
                                                          ========================================================= ================
